CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our reports dated April 19, 2011 and October 22, 2010 relating to the financial statements and financial highlights of John Hancock U.S. Core Fund and John Hancock U.S. Equity Fund (formerly, John Hancock U.S. Multi Sector Fund), respectively, appearing in the February 28, 2011 John Hancock Funds III Annual Report to Shareholders and the August 31, 2010 John Hancock Funds II Annual Report to Shareholders, respectively. We also consent to the references to us under the headings “Experts”, “Representation and Warranties of the Acquiring Fund, Section 1 (d)” and “Representation and Warranties of the Acquired Fund, Section 2 (e)” in the Registration Statement.
We hereby also consent to the incorporation by reference in the July 1, 2011 and August 31, 2011 Statements of Additional Information of John Hancock U.S. Core Fund and John Hancock U.S. Equity Fund of our reports dated April 19, 2011 and October 22, 2010, respectively, relating to the financial statements and financial highlights which appear in the February 28, 2011 John Hancock Funds III Annual Report to Shareholders and the August 31, 2010 John Hancock Funds II Annual Report to Shareholders, respectively, which are also incorporated by reference in the August 31, 2011 Statement of Additional Information, which constitutes part of this Registration Statement. We also consent to the reference to us under the headings “Independent Registered Public Accounting Firm” in the July 1, 2011 and August 31, 2011 Statements of Additional Information for John Hancock Funds III and John Hancock Funds II, respectively.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
August 1, 2011